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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): August 25, 1998


                               SAPIENT CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


       0-28074                                          04-3130648
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(Commission File Number)                    (I.R.S. Employer Identification No.)


One Memorial Drive
Cambridge, MA                                                       02142
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(Address of Principal Executive Offices)                          (Zip Code)


                                 (617) 621-0200
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 25, 1998, Sapient Corporation ("Sapient") acquired all of the capital stock of Studio Archetype, Inc. ("Studio"), a California corporation engaged in the business of providing consultation and design services in the areas of internet website design, brand and identity design, user interface design, content development and 3D modeling and animation. The acquisition was effected pursuant to (i) a Stock Purchase Agreement, dated as of August 25, 1998 (the "Agreement"), by and among Sapient, Studio, Clement Mok, Mark Crumpacker, Peter Rack, Eric Wilson and Todd Holcomb (the "Principal Stockholders") and Clement Mok in his capacity as Exchange Agent and (ii) a series of Minority Stockholder Stock Purchase Agreements, dated as of August 25, 1998, by and among Sapient, each of the former stockholders of Studio who was not a Principal Stockholder and Clement Mok as Exchange Agent. As a result of the acquisition, Studio will operate as a wholly owned subsidiary of Sapient. The acquisition will be treated as a taxable purchase and sale of Studio shares for U.S. income tax purposes and will be accounted for under the purchase method of accounting.

     In consideration for the Studio stock, Sapient issued an aggregate of 498,314 shares of Sapient common stock (the "Purchase Price Shares"), which were valued at approximately $24.4 million based on the last sale price of Sapient Common Stock on the Nasdaq National Market on August 25, 1998, and paid an aggregate of $250,000 in cash to the former stockholders of Studio. Sapient has agreed to use its best efforts to register 351,815 of the Purchase Price Shares for resale by the former Studio stockholders at various dates during the next twelve months.

     Sapient and the Principal Stockholders also entered into an Escrow Agreement pursuant to which 49,829 of the Purchase Price Shares will be held in escrow to secure indemnification obligations of the Principal Stockholders.

     In connection with the transaction, Sapient agreed to loan to the former stockholders of Studio up to approximately $8.5 million to assist them in satisfying tax liabilities incurred in connection with the acquisition. The loans are being made pursuant to secured promissory notes which mature no later than August 25, 2000. The borrowed amounts are subject to earlier payment upon sale by a stockholder of his or her Purchase Price Shares or if Sapient's Common Stock trades above $45.00 per share for a prescribed period of time. Interest on the loans accrues at 6.5% per year.

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     In addition, Sapient has agreed to provide additional compensation of up to $250,000 to each of four of the Principal Stockholders in connection with their continued employment with Studio.

     The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Agreement, neither Sapient nor any of its affiliates, officers or directors had any material relationship with Studio or its stockholders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than November 9, 1998.

         (b)      PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment not later than November 9, 1998.

         (c)      EXHIBITS.

         See Exhibit Index attached hereto.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  August 31, 1998                           SAPIENT CORPORATION
                                                 ---------------------------
                                                      (Registrant)


                                                 By: /s/ Susan D. Johnson
                                                     ---------------------------
                                                     Susan D. Johnson
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX



Exhibit
NUMBER                                  DESCRIPTION
-------                                 -----------

  2 Stock Purchase Agreement, dated as of August 25, 1998, by and among Sapient Corporation, Studio Archetype, Inc., Clement
                  Mok, Mark Crumpacker, Peter Rack, Eric Wilson and Todd Holcomb and Clement Mok as Exchange Agent. (In accordance with SEC rules, certain schedules and exhibits to the Agreement, which are listed in the table of contents to the Agreement, are omitted. Such schedules and exhibits will be furnished supplementally to the SEC upon request.)
